EXHIBIT 99.1

Date December 17, 2008, 6:00 am EST release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Signs MOU for Opcuity™ FPR Film Production with Japanese Manufacturing Company

Memorandum of Understanding to Explore High Volume Fingerprint Resistant Film Production

The Woodlands, TX (December 17, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that it will collaborate on its thin-film products with a large Japanese manufacturing company.  Specifically, UniPixel will work closely with this firm on the high-volume production requirements of UniPixel’s Opcuity™ film designs, including its Finger Print Resistant (FPR) films for touch screens followed by Active Layer films for TMOS.  The collaborating firm is a worldwide leader in several market segments including various chemicals, resins and high performance films and materials, and holds a leadership position providing materials and films used in the production of Liquid Crystal Display (LCD) panels.  UniPixel’s thin film designs for display products leverage advanced materials aspects that are well aligned with the collaborating firm’s expertise, production capabilities, and current markets.

According to Mr. Reed Killion, President and CEO of UniPixel, “Our agreement with this leading Japan-based firm signals the growing interest in both UniPixel’s Opcuity FPR and TMOS active layer films.  While UniPixel has proven its ability to produce films in low volumes, we feel that we will need much higher capacity to support the touch screen market, which has been forecasted to exceed 800 million units within the next five years.  This firm has both the experience and infrastructure that could support high volume production requirements.  We look forward to working with such a reputable organization that currently supplies a variety of high quality films and material products.

“Additionally, with an established position as a materials supplier to LCD manufacturing companies, this company could prove to be an ideal partner for our TMOS films as well.  We are excited by the interest they have taken in our development work on TMOS and Finger Print Resistant films for touch screens, and are optimistic that this MOU will lead to a mutually beneficial partnership focused on the production and commercialization of both our Opcuity films and TMOS displays.”

UniPixel’s Opcuity FPR film can be applied to any touch screen surface to prevent finger prints, while maintaining an optically clear path to the underlying display.  The film also provides scratch protection, anti-glare and offers a silky smooth touch interface for device users’ fingers—providing superior touch and optical benefits to the rapidly growing touch enabled display industry.  The company’s Opcuity Active Layer film is the key element in its TMOS display architecture.  As a polymer membrane based architecture, the Opcuity Active Layer is designed specifically for a TMOS display system.

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Laura Guerrant-Oiye

Principal

Guerrant Associates

Phone: 808-882-1467

Email: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net